Exhibit 4(a)(3)

NEWSTAR FINANCIAL, INC.

THIRD AMENDMENT TO

STOCKHOLDERS AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”), entered into as of December 12, 2006 to the STOCKHOLDERS AGREEMENT entered into as of June 18, 2004, by and among NEWSTAR FINANCIAL, INC. (f/k/a Novus Capital, Inc.), a Delaware corporation (the “Corporation”) and the securityholders of the Corporation signatory thereto, as amended by the First Amendment to the Stockholders Agreement, dated August 22, 2005, and the Second Amendment to the Stockholders Agreement, dated June 5, 2006 (collectively, the “Agreement”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, the requisite parties to the Agreement desire to amend the Agreement in accordance with Section 7.03 thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

Section 1 Amendment to Section 5.01(a). That certain reference to “twenty percent (20%)” in Section 5.01(a) is hereby amended and replaced with “fourteen percent (14%).”

Section 2. Miscellaneous.

(a) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same agreement.

(c) All headings set forth in this Amendment are intended for convenience only and shall not control or affect the meaning, construction or effect of this Amendment or the Agreement or of any of the provisions hereof or thereof.

(d) This Amendment shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

Section 3. Authorization. This Amendment has been executed by the Company and Investors holding more than sixty-six and two thirds percent (66  2/3%) of the outstanding Common Stock, Class A Common Stock and Preferred Stock held by the Investors.

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2

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Stockholders Agreement to be executed by their duly authorized as of the same day and year first above written.

NEWSTAR FINANCIAL, INC.

By:	/s/ Timothy J. Conway
Name: Timothy J Conway
Title:

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

By:	Capital Z Partners, L.P., its general partner

By:	Capital Z Partners, Ltd., its general partner

By:	/s/ Craig Fisher
Name: Craig Fisher
Title: General Counsel

CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

By:	Capital Z Partners, L.P., its general partner

By:	Capital Z Partners, Ltd., its general partner

By:	/s/ Craig Fisher
Name: Craig Fisher
Title: General Counsel

J.P. MORGAN CAPITAL, L.P.

By:	J.P. Morgan Capital Management Company, L.P., as General Partner

By:	J.P. Morgan Capital Management Company, L.L.C., as General Partner

By:	J.P. Morgan Investment Partners, L.P., as Sole Member

By:	JPNP Capital LLC, as General Partner

By:	/s/ Ana Capella
Name: Ana Capella
Title: Managing Director

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P.

By:	Corsair II, L.P., as General Partner

By:	Corsair II, L.L.C., as General Partner

By:	/s/ Thomas Kimball Brooker, Jr.
Name: Thomas Kimball Brooker, Jr.
Title: CIO

SIGNATURE PAGE TO THIRD AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

OZ MASTER FUND, LTD

By:	OZ Management, L.L.C., its investment manager

By:	/s/ Joel M. Frank
Name: Joel M. Frank
Title: Chief Financial Officer

SHAWMUT EQUITY PARTNERS L.P.
By:	Shawmut Capital Partners, LLC, its General Partner

By:	/s/ Daniel K. Doyle
Name: Daniel K. Doyle
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David A. Barras
Name: David A. Barras
Title: Its Authorized Representative

SIGNATURE PAGE TO THIRD AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

/s/ J. Daniel Adkinson
J. Daniel Adkinson

/s/ John Bray
John Bray

/s/ R. Phillip Burnaman
R. Phillip Burnaman

/s/ Thomas Calhoun
Thomas Calhoun

/s/ Robert Clemmens
Robert Clemmens

/s/ Timothy Conway
Timothy Conway

/s/ Mark Cordes
Mark Cordes

/s/ David Dobies
David Dobies

/s/ John Frishkopf
John Frishkopf

/s/ James Korinek
James Korinek

SIGNATURE PAGE TO THIRD AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT

/s/ William Mallon
William Mallon

/s/ Pat McAuliffe
Pat McAuliffe

/s/ Greg Pachus
Greg Pachus

/s/ R. Scott Poirier
R. Scott Poirier

/s/ David Roberts
David Roberts

/s/ Peter Schmidt Fellner
Peter Schmidt Fellner

/s/ Timothy Shoyer
Timothy Shoyer

/s/ Bharath Shrikrishnan
Bharath Shrikrishnan

SIGNATURE PAGE TO THIRD AMENDMENT TO NEWSTAR STOCKHOLDERS AGREEMENT